D E V I S S E R G R A Y
CHARTERED ACCOUNTANTS

401 - 905 West Pender Street
Vancouver, BC Canada
V6C 1L6

Tel: (604) 687-5447
Fax: (604) 687-6737

Consent of Independent Accountants

We hereby consent to the incorporation by reference, in the initial registration statement on Form 20-F of Kimber Resources Inc., of our report dated October 16, 2003 in respect to our audits of that company’s consolidated balance sheet as at June 30,2003 and consolidated statements of operations and deficit and cash flows for the years ended June 30, 2003 and 2002.

“De Visser Gray”

Chartered Accountants

Vancouver, British Columbia
July 18, 2005